Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-102385, 333-100656, and 333-140713 on Forms S-8 of our reports dated March 16, 2012, relating to the financial statements and financial statement schedule of Dick's Sporting Goods, Inc. and subsidiaries and the effectiveness of Dick's Sporting Goods, Inc. and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K of Dick's Sporting Goods, Inc. and subsidiaries for the fiscal year ended January 28, 2012.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
March 16, 2012

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